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                                                                     EXHIBIT 4.4



                      SECOND AMENDMENT TO RIGHTS AGREEMENT

        THIS SECOND AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is made and entered into this 7th day of October, 1999, between Illuminet Holdings, Inc., a Delaware corporation (the "Company"), and UMB Bank, N.A., as Rights Agent (the "Rights Agent").

        WHEREAS, the Company and the Rights Agent previously entered into a Rights Agreement dated November 20, 1998, as amended (the "Agreement"), and

        WHEREAS, the Company and the Rights Agent now wish to change and supplement the Agreement in accordance with Section 5.4 therein.

        NOW, THEREFORE, in consideration of the premises and respective agreements set forth in the Agreement, the parties hereby agree as follows:

               1. The following definitions shall be added to Section 1.1:

               "Class A Common Stock" shall mean the Company's Class A Common Stock, par value of $.01 per share, as set forth in the Company's Certificate of Incorporation.

               "Conversion Date" shall mean the date on which shares of Class A Common Stock automatically convert into shares of Common Stock as set forth in the Company's Certificate of Incorporation.

               "Conversion Ratio" shall mean the number of shares of Common Stock into which the Class A Common Stock shall automatically convert on the Conversion Date.

               2. There is hereby added to the Agreement the following Section 5.19:

                      5.19 Class A Common Stock Creation and Conversion. The
               following provisions relate to the restructuring of the Company's capital stock on October 7, 1999:

                      (a) Concurrent with the filing of an amendment to the
               Company's Certificate of Incorporation on October 7, 1999 (the "Amendment"), all existing shares of common stock of the Company were automatically reclassified, changed and converted into Class A Common Stock and the Company created a new class of common stock designated as Common Stock. In accordance with the terms of the Amendment, at the Conversion Date, the Class A Common Stock will convert automatically into Common Stock at the Conversion Ratio.

                      (b) Prior to the earliest of the Distribution Date, the
               Redemption Date or the Conversion Date, certificates for shares of


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               Class A Common Stock shall evidence one Right for each share of
               Class A Common Stock represented thereby and shall entitle the holder to purchase the number of shares of Common Stock set forth in (c) below and shall have impressed on, printed on, written on or otherwise affixed to them the legend set forth in Section 2.1 hereof.

                      (c) All Rights that have attached to any shares of common
               stock of the Company outstanding prior to the Amendment (which shares are now designated as Class A Common Stock) as set forth in this Agreement shall be exercisable in accordance with the provisions hereof for the number of shares of Common Stock equal to the Conversion Ratio.

                      (d) Any Rights that are automatically issued pursuant
               hereto with respect to additional shares of Class A Common Stock issued after the date hereof, shall also be adjusted in the same manner as referenced in 5.19(c).

                      (e) Rights that automatically attach upon the issuance of
               Common Stock shall not be adjusted as described above.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                        ILLUMINET HOLDINGS, INC.



                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        UMB BANK, N.A., AS RIGHTS AGENT



                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________



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